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                                                                  EXHIBIT 23.7

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated May 12, 1997 (August 20, 1997 as to Note 15), related to the consolidated financial statements of Avis Rent A Car, Inc., appearing in the Current Report on Form 8-K of Cendant Corporation filed on February 6, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

New York, New York
March 30, 1998